1Q’18 Financial Results April 20, 2018 Exhibit 99.3

2 Cautionary Statement Regarding Forward-Looking Statements The following slides are part of a presentation by Synchrony Financial in connection with reporting quarterly financial results. No representation is made that the information in these slides is complete. For additional information, see the earnings release and financial supplement included as exhibits to our Current Report on Form 8- K filed today and available on our website (www.synchronyfinancial.com) and the SEC's website (www.sec.gov). All references to net earnings and net income are intended to have the same meaning. This presentation contains certain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “targets,” “outlook,” “estimates,” “will,” “should,” “may” or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements are based on management's current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as: the impact of macroeconomic conditions and whether industry trends we have identified develop as anticipated; retaining existing partners and attracting new partners, concentration of our revenue in a small number of Retail Card partners, promotion and support of our products by our partners, and financial performance of our partners; cyber-attacks or other security breaches; higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to grow our deposits in the future; our ability to securitize our loan receivables, occurrence of an early amortization of our securitization facilities, loss of the right to service or subservice our securitized loan receivables, and lower payment rates on our securitized loan receivables; changes in market interest rates and the impact of any margin compression; effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, our ability to manage our credit risk, the sufficiency of our allowance for loan losses and the accuracy of the assumptions or estimates used in preparing our financial statements; our ability to offset increases in our costs in retailer share arrangements; competition in the consumer finance industry; our concentration in the U.S. consumer credit market; our ability to successfully develop and commercialize new or enhanced products and services; our ability to realize the value of acquisitions and strategic investments; reductions in interchange fees; fraudulent activity; failure of third parties to provide various services that are important to our operations; disruptions in the operations of our computer systems and data centers; international risks and compliance and regulatory risks and costs associated with international operations; alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; litigation and regulatory actions; damage to our reputation; our ability to attract, retain and motivate key officers and employees; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; a material indemnification obligation to GE under the Tax Sharing and Separation Agreement with GE if we cause the split-off from GE or certain preliminary transactions to fail to qualify for tax-free treatment or in the case of certain significant transfers of our stock following the split-off; regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd- Frank Wall Street Reform and Consumer Protection Act and the impact of the Consumer Financial Protection Bureau’s regulation of our business; impact of capital adequacy rules and liquidity requirements; restrictions that limit our ability to pay dividends and repurchase our common stock, and restrictions that limit the Synchrony Bank’s ability to pay dividends to us; regulations relating to privacy, information security and data protection; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering and anti-terrorism financing laws. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this presentation and in our public filings, including under the heading “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed on February 22, 2018. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law. Differences between this presentation and the supplemental financials may occur due to rounding. Disclaimers

3 1Q’18 Highlights • $640 million Net Earnings, $0.83 diluted EPS • Continued growth across the business ‒ Loan Receivables up 6% ‒ Net Interest Income up 7% ‒ Purchase Volume up 3% ‒ Average Active Accounts up 2% • Net Charge-Offs 6.14% compared to 5.33% in the prior year • Provision for Loan Losses up 4% primarily driven by credit normalization and growth • Efficiency Ratio 30.9% compared to 30.3% in the prior year • Deposits up $5.0 billion compared to prior year, comprising 73% of funding • Strong Capital and Liquidity ‒ 16.8% CET1 & $18.6 billion Liquid Assets • Paid quarterly dividend of $0.15 per share and repurchased $410 million of common stock Financial Highlights Business Highlights Renewed key relationships Added new partnerships Expanded our CareCredit network

4 Growth Metrics +3%Purchase Volume $ in billions Loan Receivables $ in billions Average Active Accounts in millions 1Q'17 1Q'18 $28.9 $29.6 $73.3 $77.9 $3,87771.369.6 +2% +8% +6% 1Q'17 1Q'18 1Q'17 1Q'18 1Q'17 1Q'18 $4,172 Interest and Fees on Loans $ in millions

Platform Results[a]

Retail Card
Loan Receivables, $ in billions



+5%
$49.9
$52.6

Payment Solutions
Loan Receivables, $ in billions



+8%
$15.3
$16.5

CareCredit
Loan Receivables, $ in billions



+8%
$8.1
$8.8

	Retail Card 1Q'17	Retail Card 1Q'18	Retail Card V%	Payment Solutions 1Q'17	Payment Solutions 1Q'18	Payment Solutions V%	CareCredit 1Q'17	CareCredit 1Q'18	CareCredit V%
Purchase Volume	$23.0	$23.4	+2%	$3.6	$3.8	+7%[b]	$2.2	$2.4	+8%
Accounts	55.0	55.9	+2%	9.1	9.5	+5%	5.5	5.9	+7%
Interest and Fees on Loans	$2,888	$3,096	+7%	$515	$562	+9%	$474	$514	+8%

Retail Card:
- Strong Loan Receivable growth across partner programs
- Interest and Fees on Loans up 7% driven by receivable growth

Payment Solutions:
- Broad Loan Receivable growth led by home furnishing and auto
- Interest and Fees on Loans up 9% driven by receivable growth

CareCredit:
- Loan Receivable growth led by dental and veterinary
- Interest and Fees on Loans up 8% driven by receivable growth

a) Accounts represent Average Active Accounts in millions, which are credit card or installment loan accounts on which there has been a purchase, payment or outstanding balance in the current month. Purchase Volume $ in billions and Interest and Fees on Loans $ in millions

b) Purchase volume for Payment Solutions for 1Q'17 shown above has been adjusted to exclude purchase volume of $0.1 billion related to hhgregg. Without adjusting for this activity, Payment Solutions purchase volume increased 4% compared to prior year

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Financial Results

Summary Earnings Statement

$ in millions, except ratios

	1Q'18	1Q'17	B/(W) $	B/(W) %
Total Interest Income	$4,244	$3,913	$331	8%
Total Interest Expense	402	326	(76)	(23)%
Net Interest Income (NII)	**3,842**	**3,587**	**255**	**7%**
Retailer Share Arrangements (RSA)	(720)	(684)	(36)	(5)%
NII, after RSA	**3,122**	**2,903**	**219**	**8%**
Provision for Loan Losses	1,362	1,306	(56)	(4)%
Other Income	75	93	(18)	(19)%
Other Expense	988	908	(80)	(9)%
Pre-Tax Earnings	**847**	**782**	**65**	**8%**
Provision for Income Taxes	207	283	76	27%
Net Earnings	**$640**	**$499**	**$141**	**28%**
Diluted Earnings Per Share	**$0.83**	**$0.61**	**$0.22**	

1Q'18 Highlights

- **$640 million Net Earnings, $0.83 diluted EPS**
- **Net Interest Income up 7% driven by growth in Loan Receivables**
  - Interest and Fees on Loans up 8% driven by average Loan Receivables growth
  - Interest Expense increase driven by benchmark movement and increased competition, growth and pre-funding for the PayPal credit portfolio
- **Retailer Share Arrangements up 5%**
  - Driven primarily by growth
- **Provision for Loan Losses up 4% driven by credit normalization and growth**
  - Net Charge-Offs of 6.14% compared to 5.33% in the prior year
- **Other Expense up 9%**
  - Driven primarily by growth and marketing investments
- **Provision for Income Taxes down 27%**

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7 Net Interest Income 16.18% 16.05% Net Interest Income $ in millions, % of average Interest-Earning Assets 1Q'17 1Q'18 +7% 1Q'18 Highlights • Net Interest Income increased 7% compared to prior year driven by growth in Loan Receivables − Interest and Fees on Loans increased 8% compared to prior year driven by average Loan Receivables growth • Net Interest Margin down 13bps. − Loan Receivables mix as a percent of total Earning Assets decreased from 82.5% to 81.4% driven primarily by pre-funding the PayPal credit portfolio − Loan Receivables yield 21.39%, up 18bps. versus prior year − Total Interest-Bearing Liabilities cost increased 26bps. to 2.10% $3,587 $3,842

8 Asset Quality Metrics 1Q'16 2Q'16 3Q'16 4Q'16 1Q'17 2Q'17 3Q'17 4Q'17 1Q'18 Allowance For Loan Losses $ in millions, % of period-end Loan Receivables 1Q'16 2Q'16 3Q'16 4Q'16 1Q'17 2Q'17 3Q'17 4Q'17 1Q'18 1Q'16 2Q'16 3Q'16 4Q'16 1Q'17 2Q'17 3Q'17 4Q'17 1Q'18 Net Charge-Offs $ in millions, % of average Loan Receivables including held for sale 30+ Days Past Due $ in millions, % of period-end Loan Receivables 1Q'16 2Q'16 3Q'16 4Q'16 1Q'17 2Q'17 3Q'17 4Q'17 1Q'18 6.97% $5,361 6.80% $5,574 5.50% $3,620 5.70% $3,894$1,707 2.22% $1,869 2.28% $1,212 1.84% $1,143 1.67% $1,334 1.89% 5.82% $4,115 $1,546 2.03% $4,344 5.69% $1,508 2.06% $4,676 6.37% $1,435 1.90% $5,001 6.63% $3,694 $3,831 $2,538 $2,585 4.67%4.80% 3.85% 3.79% $3,008 4.26% $3,295 4.32% $3,120 4.25% 4.25% $3,208 $950 $1,141 $780 $747 $765 $847 4.95% 5.78%4.74% 4.51% 4.39% 4.65% 5.33% $974 5.42% $1,001 90+ Days Past Due $ in millions, % of period-end Loan Receivables $3,521 4.52% $1,776 2.28% 7.37% $5,738 $1,198 6.14%

9 Other Expense Other Expense $ in millions Employee Costs $323 $358 $35 11% Professional Fees 151 166 15 10% Marketing/BD 94 121 27 29% Information Processing 90 104 14 16% Other 250 239 (11) (4)% Other Expense $908 $988 $80 9% Efficiency 30.3% 30.9% 0.6pts. $908 V$ V% +9% (a) $988 1Q'17 1Q'18 (a) “Other Expense” divided by sum of “NII, after RSA” plus “Other Income” 1Q'18 Highlights • Other Expense up 9% ‒ Other Expense increase driven primarily by growth and marketing investments

10 Capital Ratios Common equity Tier 1% - Basel III fully phased-in Funding, Capital and Liquidity Funding Sources $ in billions 1Q'17 1Q'18 Variance Deposits 72% 73% +1pts. Securitization 17% 16% (1)pts. Unsecured 11% 11% - pts. $71.8 $77.6 Deposits Securitization Unsecured $51.6 $12.4 $7.8 $56.6 $12.2 $8.8 V$ +$1.0 $(0.2) +$5.0 Liquidity $ in billions 1Q'18 $24.6 $21.8 1Q'17 (b) Does not include unencumbered assets in the Bank that could be pledged (b) 1Q'17 1Q'18 17.7% 16.8% (a) Liquid Assets $16.2 $18.6 Undrawn Credit Facilities 5.6 6.0 Total Liquidity $21.8 $24.6 % of Total Assets 24.4% 25.7% (a) Estimated percentages and amounts

11 1Q’18 Wrap Up • Net earnings of $640 million … $0.83 diluted earnings per share • Broad based growth … Purchase volume +3%, Loan receivables +6%, Net interest income +7% • Added new partnerships … Crate and Barrel, jtv, and Mahindra • Expanded our CareCredit network with American Med Spa Association, Spa Industry Association, and AVMA relationships • Renewed key partners … Nationwide Marketing Group, Briggs & Stratton, and American Signature Furniture • Fast-growing deposit platform … deposits at $57 billion comprising 73% of funding • Strong balance sheet, $18.6 billion of liquid assets and 16.8% CET1 • Completed quarterly common stock dividend of $0.15 per share and repurchased $410 million of shares in the quarter

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